Exhibit 99

This presentation is not complete without the accompanying statements made by management on September 6, 2006.  A replay is available on PG&E Corporation’s homepage at www.pge-corp.com.
PG&E Corporation:
Customer Focused, Value Driven
Chris Johns, SVP and CFO
Lehman Brothers
CEO Energy/Power Conference
New York, NY
September 5-7, 2006

Cautionary Statement Regarding Forward-Looking Information
This presentation contains forward-looking statements regarding management’s guidance for PG&E Corporation’s 2006 and 2007 earnings per share from operations, capital expenditures, Pacific Gas and Electric Company’s (Utility) rate base and rate base growth, anticipated costs and benefits from Transformation initiatives, anticipated electric resources, and targeted average annual growth rate for earnings per share from operations, over the 2006-2010 period. These statements are based on current expectations and various assumptions which management believes are reasonable, including that substantial capital investments are made in the Utility business over the 2006-2010 period, that the proposed settlement agreement regarding the 2007 General Rate Case is approved, and that the Utility earns an authorized return on equity of 11.35%.  These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which are outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:
▪
Unanticipated changes in operating expenses or capital expenditures, which may affect the Utility’s ability to earn its authorized rate of return;
▪
How the Utility manages its responsibility to procure electric capacity and energy for its customers;
▪
The adequacy and price of natural gas supplies and the ability of the Utility to manage and respond to the volatility of the natural gas market for its customers;
▪
The operation of the Utility’s Diablo Canyon nuclear power plant, which could cause the Utility to incur potentially significant environmental costs and capital expenditures, and the extent to which the Utility is able to timely increase its spent nuclear fuel storage capacity at Diablo Canyon;
▪
Whether the Utility is able to realize the anticipated benefits expected to result from its efforts to improve customer service through implementation of specific initiatives to streamline business processes and deploy new technology referred to as “Transformation”;
▪
The outcome of proceedings pending at the Federal Energy Regulatory Commission and the California Public Utilities Commission (CPUC), including the Utility’s 2007 General Rate Case and the Utility’s pending application for approval of long-term generation resource commitments;
▪
How the CPUC administers the capital structure, stand-alone dividend, and first priority conditions of the CPUC’s decisions permitting the establishment of holding companies for the California investor-owned electric utilities, and the outcome of the CPUC's new rulemaking proceeding concerning the relationship between the California investor-owned energy utilities and their holding companies and non-regulated affiliates;
▪
The impact of the recently adopted Energy Policy Act of 2005 and future legislative or regulatory actions or policies affecting the energy industry;
▪
Increased municipalization and other forms of bypass in the Utility’s service territory; and
▪
Other factors discussed in PG&E Corporation's and Pacific Gas and Electric Company’s SEC reports.

Objectives for Today’s Discussion
•
2007 GRC Proposed Settlement
•
Rate base forecast and EPS guidance
•
Update progress on other business priorities
•
Discuss “what’s next” for our leadership vision

Base Revenue Requirement ($ millions)

$5,500
$5,000
$4,500
$4,000
213
125
160
90
2006
2007
2008
2009
2010

   4,714                 4,927*              5,052               5,212               5,302
* On August 24, 2006, the CPUC approved a waiver of the 2007 cost of capital filing, maintaining the authorized
   ROE at 11.35% and the authorized equity at 52% through at least 2007.
2007 GRC Proposed Settlement: Revenue Requirement

2007 GRC Proposed Settlement
•
Transformation
▪
Transformation benefits credited to customers in 2008-2010 are factored into Settlement attrition request
▪
100% of risk and reward for additional Transformation benefits accrue to shareholders through 2010
•
Next Steps in the Schedule
     9/20/2006:  Opening briefs by opposing parties
     10/5/2006:  Reply briefs by PG&E and DRA
             TBD:  Hearings
      Jan 2007:  Proposed Decision
      Feb 2007:  Final Decision (RRQ effective 1/1/07 subject to refund)

Captial Expenditure Outlook ($B)*
$4.0
$3.0
$2.0
$1.0
$0.0
2.5
2.8
2.6
2.4
2.2
2006
2007
2008
2009
2010

Capital expenditures projected to average $2.5 billion per year for years 2006-2010:
* Assumes approval of 2007 GRC Settlement Agreement.
Includes capital expenditure estimates for Contra Costa Unit 8, Diablo Canyon Steam Generator Replacement Project, Humboldt Bay Power Plant, and SmartMeterTM Advanced Metering Infrastructure (AMI) project.
Capital Expenditure Outlook

Projected Average Annual Rate Base ($B)*

$22
$20
$18
$16
$14
$12
15.9
17.2
18.4
19.7
20.5
2006
2007
2008
2009
2010

*  Assumes approval of 2007 GRC Settlement Agreement.
2006-2010 projected rate base has not been adjusted for the impact of the carrying cost credit that primarily results from the second series of the Energy Recovery Bonds (ERBs).   Earnings will be reduced by an amount equal to the deferred tax balance associated with the after tax portion of the regulatory asset, multiplied by the utility's equity ratio and by its equity return.  The carrying cost credit declines to zero in 2012 when the ERBs and related taxes are expected to be paid in full.
Rate Base Growth

EPS from Operations *
$2.80
$2.60
$2.40
$2.20
$2.00
$1.80
2005A
2006E
2007E
Guidance Range

*Reg G reconciliation to GAAP for 2005 EPS from operations and 2006 and 2007 EPS guidance appears in the Appendix and at www.pge-  corp.com

Operating EPS Assumptions ($MM)

	2006	2007

Rate Base	$15,900	$17,200
Equity Ratio	52%	52%
Authorized ROE	11.35	11.35%
Carrying Cost Credit	($66)	($52)
Holding Company Interest	($16)	($16)
EPS Guidance
•
EPS from Operations*:
2006 guidance of $2.40-$2.50 per share
2007 guidance of $2.65-$2.75 per share

10%
8%
6%
4%
2%
0%
PCG
AEE
AEP
CNP
ED
ETR
FPL
NI
PNW
PGN
SO
TE
XEL

Source: Zacks Investment Research, Inc. (August 29, 2006)
Survey of analyst estimates of EPS growth:
EPS Growth
•
EPS from operations annual growth targeted to
average at least 7.5% for 2006-2010
•
Actual growth rate will depend on timing and
amount of infrastructure investments

We act with integrity and communicate honestly and openly.
We are passionate about meeting our customers’ needs
and delivering for our shareholders.
We are accountable for all of our own actions: these include safety, protecting the environment, and supporting our communities.
We work together as a team and are committed to excellence and innovation.
We respect each other and celebrate our diversity.
The
leading
utility in the
United States
Delighted   Energized   Rewarded
     customers  employees  shareholders
Our values
Operational excellence
Transformation
Our strategies
Our goals
Our vision
Strategic Direction

Expected 2006 benefits result from initiatives that
were or will be implemented in 2005 and 2006.
•
2005:  20 initiatives were fully or partially deployed
•
2006:  33 other initiatives will be fully or partially deployed
Transformation Progress
Benefits from Transformation are increasingly
offsetting the costs:
Year	Gross Costs	Gross Benefits	Percentage
2006 (estimated)	Up to $280 M	Up to $150 M	50%
2005	$125 M	$20 M	15%

Revenue Requirements ($MM)
$400
$200
$0
($200)
($400)
($600)
2006
2007
2008
2009
2010

Anticipated Transformation Net Costs and
Benefits
Net Cost Range
 Net Benefit Range

Transformation Progress
•
Concord Resource Management Center
opened in June 2006
▪
First of 7 RMCs which consolidate estimating,
engineering and mapping activities of 71 local
field offices
•
Automated Work Deployment
▪
Work and Resource Management Systems
▪
SmartMeterTM Technology (Advanced Metering
Infrastructure)

▪
115 events at locations across PG&E
service territory’s
▪
18,132 employees (or 93%) have
participated
▪
91% of participants indicate that the cultural
changes are key to the future success of
PG&E
PG&E Tomorrow - Diablo Canyon
(Aug 2006)
Transformation Progress
Culture Workshops for Leadership Team
•
Approximately 1,600 company leaders have participated in 77
workshops as of August 2006
PG&E Tomorrow
•
Officer led interactive communication to employees about
Transformation
•
Workshops for all employees in service territory

Electric Transmission Update
•
TO9 filed on August 1, 2006 at FERC
▪
Requested annual transmission revenue
requirement of $719 million
▪
Increase of approximately $113 million over
current authorized rates
▪
Final decision expected 1st half of 2007

Generation & Energy Procurement Progress
•
Contra Costa Unit 8 approved
▪
530 MW expected to come online in 2008
•
QF settlement with IEP
▪
Estimated $100 million in annual savings
based on QF contract amendments to date
•
Diablo Canyon Nuclear Power Plant
▪
Improvements have increased DCPP output by
80 MW
▪
Steam Generator Replacement Project

Generation & Energy Procurement Progress
•
Renewable Portfolio Standard (RPS)
▪
2005 RPS Solicitation issued on August 4, 2005
▲
274 MW in signed contracts for renewable energy to date
▪
837 MW of renewable power contracted since 2002
▪
MOU with Luz II to explore 500 MW of solar energy
▪
2006 RPS Solicitation issued on June 30, 2006
•
Long-Term RFO agreements
▪
2,250 MW of proposed new long-term resources
which include 1,430 MW of power purchase contracts
and 820 MW of rate base generation
▪
Hearings held August 22-28, 2006
▪
Decision expected by end of 2006

Business Priorities 2006-2010
1.
Advance business transformation
2.
Provide attractive shareholder returns
3.
Increase investment in utility infrastructure
4.
Implement an effective energy procurement plan
5.
Improve reputation through more effective
communications
6.
Evaluate the evolving industry and related
investment opportunities

Q&A

Appendix
•
Reg G Reconciliation / Financial Profile
•
Long-Term Energy Resource Agreements
•
Key Pending Regulatory Proceedings

EPS Guidance - Reg G Reconciliation
2006	Low	High
EPS Guidance on an Earnings from Operations Basis*	$2.40	$2.50
Estimated Items Impacting Comparability
Scheduling Coordinator Cost Recovery	0.06	0.06
Environmental Remediation Liability	(0.05)	(0.05)
EPS Guidance on a GAAP Basis	$2.41	$2.51

2007	Low	High
EPS Guidance on an Earnings from Operations Basis*	$2.65	$2.75
Estimated Items Impacting Comparability	0.00	0.00
EPS Guidance on a GAAP Basis	$2.65	$2.75
*  Earnings per share from operations is a non-GAAP measure.  This non-GAAP measure is used because it allows investors to compare the core underlying financial performance from one period to another, exclusive of items that do not reflect the normal course of operations.

The parties’ material obligations under these agreements are conditioned upon CPUC approval of the agreements and applicable ratemaking mechanisms.  The agreement related to the Calpine Hayward project is a letter of intent to execute a Power Purchase
Agreement (PPA).  The execution of the PPA is subject to certain financial conditions, including that the associated Calpine entity emerge from bankruptcy or transfer the project site to a bankruptcy remote entity.  If these conditions are not satisfied by October 2006, the letter of intent will terminate.
Capital expenditures for the utility-owned generation are estimated to be in the range of $900 – 1,100 per KW.
Executed Agreements Pursuant to Long-Term RFO
Counterparty/ Facility	Size(MW)	Contract Type	Operational Date	Plant Type	Term
Long-Term Need:
Calpine Hayward	601	Power Purchase Agmt	2010	Combined cycle	10
EIF Firebaugh	399	Power Purchase Agmt	2009	Combustion turbine	20
EIF Fresno	196	Power Purchase Agmt	2009	Combustion turbine	20
Starwood Firebaugh	118	Power Purchase Agmt	2009	Combustion turbine	15
Tierra Energy Hayward	116	Power Purchase Agmt	2009	Reciprocating engine	20
E&L Westcoast Colusa	657	Utility-owned	2010	Combined cycle	life of asset
Total Long-Term Need	2,087
Humboldt:
Wartsila Humboldt	163	Utility-owned	2009	Reciprocating engine	life of asset
Total	2,250

Key Pending Regulatory Proceedings
•
Pending approval
▪
2007 GRC Settlement
Opening briefs Sept 20, 2006
Final decision February 2007
▪
Long-Term Generation Resources
▪
FERC TO9 (transmission rates)
•
Pending investigation
▪
Billing and Collection OII
Decision expected end of 2006

•
Anticipated filings
▪
Gas Transmission rates (post 2007)
 Decision expected Q4 2006
Decision expected 1st half 2007
 Filing expected late 2006